Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of Xtend AI Robotics, Inc. of our report dated March 31, 2026, which appeared in the JFB Construction Holdings Annual Report on Form 10-K relating to the audits of the consolidated financial statements as of December 31, 2025 and 2024 and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

August 3, 2026